EXHIBIT 99.1

U.S. CONCRETE REPORTS 2020 FULL YEAR AND FOURTH QUARTER RESULTS

Company Achieved Fourth Quarter and Full Year Record Results in Aggregate Products Segment

EULESS, TEXAS – February 24, 2021 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, the U.S. Virgin Islands and Canada, today announced results for the full year and quarter ended December 31, 2020, including record revenue and adjusted EBITDA in the aggregate products segment for both periods.

FULL YEAR 2020 HIGHLIGHTS COMPARED TO FULL YEAR 20191
•Aggregate products revenue increased 10.9% to a record $216.4 million
•Aggregate products volume increased 10.8% to a record 12.6 million tons
•Aggregate products adjusted EBITDA increased 50.4% to a record $80.9 million
•Aggregate products adjusted EBITDA margin increased 980 basis points to a record 37.4%
•Ready-mixed concrete adjusted EBITDA margin increased 60 basis points to 12.9%
•Ready-mixed concrete average selling price per cubic yard increased 1.2% to $140.69
•Net income was $24.5 million, a margin of 1.8%
•Total Adjusted EBITDA2 increased to $192.9 million, despite the impact of the COVID-19 pandemic
•Total Adjusted EBITDA Margin2 increased 160 basis points to 14.1%
•Net cash provided by operating activities increased $42.5 million to a record $181.3 million
•Adjusted Free Cash Flow2 increased $53.6 million to a record $158.6 million

FOURTH QUARTER 2020 HIGHLIGHTS COMPARED TO FOURTH QUARTER 20191

•Aggregate products revenue increased 9.6% to $54.7 million
•Aggregate products volume increased 8.2% to 3.1 million tons
•Aggregate products adjusted EBITDA increased 42.3% to $21.2 million
•Aggregate products adjusted EBITDA margin increased 890 basis points to 38.8%
•Ready-mixed concrete adjusted EBITDA margin increased 150 basis points to 12.0%
•Net loss was $3.3 million, a loss margin of 1.0%
•Total Adjusted EBITDA2 increased to $47.2 million
•Total Adjusted EBITDA Margin2 increased 180 basis points to 14.1%

(1)    Certain computations within this press release may reflect rounding adjustments.
(2) Total Adjusted EBITDA, Total Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release.

Ronnie Pruitt, President and Chief Executive Officer of U.S. Concrete, Inc. stated, “While 2020 was a year of overcoming obstacles, we have many reasons to celebrate our performance during fiscal year 2020. Thanks to the dedication, vigilance and discipline of the entire U.S. Concrete team, we were able to successfully navigate through a very challenging year. We are pleased to report record annual activity in our aggregate products segment and our cost containment efforts resulted in increased profitability. Our 2020 success is not only a testament to our team’s ability to adapt to the current, dynamic environment, but also a reflection of the work we have done to transform our business."

OPERATING RESULTS
AGGREGATE PRODUCTS SEGMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions, except selling price)	2020	2019	2020	2019
Sales to external customers	$26.8	$22.4	$105.7	$89.5
Freight revenue on sales to external customers	10.9	13.5	46.5	52.2
Intersegment sales	17.0	14.0	64.2	53.5
Total aggregate products revenue	$54.7	$49.9	$216.4	$195.2

Adjusted EBITDA	$21.2	$14.9	$80.9	$53.8

Average selling price ("ASP") per ton(1)	$13.70	$11.93	$13.08	$11.93
Sales volume in thousand tons	3,139	2,900	12,622	11,392
(1) The Company's calculation of aggregate products segment ASP excludes freight and certain other ancillary revenue. The Company's definition and calculation of ASP may differ from other companies in the construction materials industry.

    The aggregate products segment achieved record revenue of $216.4 million in 2020, representing a 10.9% increase from the prior year that resulted from a 10.8% increase in sales volume and a 9.6% increase in average selling price related to the favorable mix of products sold, including the impact of Coram Materials, compared to the prior year, partially offset by a 10.9% decrease in pass-through freight revenue. Aggregate products also achieved record adjusted EBITDA of $80.9 million in 2020, a 50.4% increase compared to the prior year, primarily related to improved operating efficiencies, increased production volume, and the profitability from the Coram Materials business acquired in February 2020. During the fourth quarter of 2020, aggregate products sales volume increased 8.2% compared to the prior year fourth quarter. Aggregate products adjusted EBITDA of $21.2 million in the 2020 fourth quarter increased 42.3%, or $6.3 million compared to the prior year fourth quarter. The revenue growth in our aggregate products segment was primarily the result of our Coram Materials acquisition in the East Region as well as our West Texas greenfield operation in the Central Region, which was partially offset by lower pass-through freight revenue due primarily to lower fuel costs.

READY-MIXED CONCRETE SEGMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions, except selling price)	2020	2019	2020	2019
Revenue	$283.5	$320.1	$1,161.4	$1,278.6

Adjusted EBITDA	$33.9	$33.6	$149.6	$157.7

ASP per cubic yard	$139.76	$139.44	$140.69	$138.97
Sales volume in thousand cubic yards	2,026	2,289	8,242	9,181

Revenue from the ready-mixed concrete segment for the full year 2020 decreased $117.2 million, or 9.2%, compared to the prior year. Revenue from the ready-mixed concrete segment for the 2020 fourth quarter decreased $36.6 million, or 11.4%, compared to the prior year fourth quarter. The decreases for both the full year and fourth quarter were primarily due to lower sales volume from delays in projects as a result of the COVID-19 pandemic and negative weather impacts, partially offset by higher average selling prices.

FULL YEAR 2020 RESULTS COMPARED TO FULL YEAR 2019 RESULTS

Record aggregate products sales in 2020 helped partially offset the decrease in ready-mixed concrete sales, as total Company revenue decreased 7.6% to $1.4 billion, versus $1.5 billion in 2019. For 2020, net income attributable to U.S. Concrete was $25.5 million, including the impact of a $12.4 million loss on the extinguishment of debt and the favorable income tax impact in 2020, compared to $14.9 million for 2019. For 2020, net income was $24.5 million compared to $16.3 million for 2019. Despite challenges from the pandemic in 2020, the Company achieved Total Adjusted EBITDA of $192.9 million, which was $8.8 million higher than in 2019.
CONSOLIDATED FOURTH QUARTER 2020 RESULTS COMPARED TO FOURTH QUARTER 2019
Fourth quarter 2020 consolidated revenue decreased 9.4% compared to the prior year fourth quarter, primarily resulting from lower sales volume of ready-mixed concrete, partially offset by higher average selling prices of ready-mixed concrete and higher sales volume and average selling prices of aggregate products. During the fourth quarter of 2020, operating income was $19.3 million compared to operating income of $18.0 million in the fourth quarter of 2019, with an operating income margin of 5.8% compared to an operating income margin of 4.9% in the fourth quarter of 2019, as we maintained a strong focus on cost controls amid the lower volumes and operated more efficiently in the fourth quarter of 2020.
Selling, general and administrative expenses (“SG&A”) as a percentage of revenue was 8.8% in the 2020 fourth quarter compared to 7.2% in the prior year fourth quarter. SG&A increased $2.8 million, or 10.5%, for the quarter ended December 31, 2020, in comparison to the corresponding 2019 quarter, primarily due to higher incentive compensation, partially offset by the impact of the Company's cost control initiatives. On a non-GAAP basis, our Adjusted SG&A as a percentage of revenue, which excludes non-cash stock compensation, acquisition-related costs, realignment initiative costs, officer transition expenses and litigation settlement costs, was 7.5% in the 2020 fourth quarter compared to 6.5% in the prior year fourth quarter. Adjusted SG&A as a percentage of revenue is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release.

BALANCE SHEET AND LIQUIDITY
    Net cash provided by operating activities in the 2020 fourth quarter was $35.9 million, compared to $46.7 million in the prior year fourth quarter. The decrease in net cash provided by operating activities in the fourth quarter of 2020 was primarily due to our lower sales volumes. The Company’s Adjusted Free Cash Flow in the 2020 fourth quarter was $30.0 million, as compared to $34.2 million in the prior year fourth quarter. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release.
Net cash provided by operating activities for 2020 was a record $181.3 million that was driven primarily by the Company's cost control initiatives, the deferral of the remittance of payroll taxes as permitted by the Coronavirus Aid, Relief and Economic Security ("CARES") Act, income tax refunds, and ongoing initiatives to optimize working capital.

    At December 31, 2020, the Company had cash and cash equivalents of $11.1 million and total debt of $702.4 million, resulting in Net Debt of $691.3 million. Net Debt increased by $44.6 million from December 31, 2019, as a result of higher debt balances to fund acquisitions and the refinancing of certain of our senior unsecured notes in 2020. The Company had $230.2 million of unused borrowing availability under its revolving credit facility and $179.1 million under its delayed draw term loan facility at December 31, 2020, resulting in total liquidity of $420.4 million when combined with its cash balances. Net Debt is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release.

OUTLOOK FOR 2021
We are currently targeting 2021 Total Adjusted EBITDA to be around $200 million for the full year, or a 2% to 5% increase from 2020. Total Adjusted EBITDA is a non-GAAP financial measure. Please refer to the definition and other information at the end of this press release. Because certain GAAP financial measures on a forward-looking basis are not accessible and not available without unreasonable effort, reconciliations are not provided for forward-looking non-GAAP measures.

CONFERENCE CALL AND WEBCAST DETAILS
U.S. Concrete will host a conference call on Wednesday, February 24, 2021 at 8:30 a.m. Eastern Time (7:30 a.m. Central Time), to review its fourth quarter 2020 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 3295129 at least 20 minutes before the conference call begins and ask for the U.S. Concrete conference call.

A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 20 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com.

ABOUT U.S. CONCRETE
U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of aggregates and concrete for infrastructure, residential and commercial projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of Dallas/Fort Worth, San Francisco, New York City, Philadelphia, and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade.  U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets.

For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” "target," “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. These risks and uncertainties also include the effects of COVID-19; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; our ability to implement cost containment strategies; and the adverse effects of the COVID-19 pandemic on our business, the economy and the markets we serve.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises.

Non-GAAP Financial Measures
Included in this press release are certain non-GAAP financial measures that we believe are useful for investors.  These non-GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

Reconciliations and definitions of the non-GAAP measures used in this press release are included at the end of this press release.  Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures.

(Tables Follow)

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$334.4	$369.2	$1,365.7	$1,478.7
Cost of goods sold before depreciation, depletion and amortization	262.7	301.2	1,070.6	1,187.6
Selling, general and administrative expenses	29.5	26.7	127.0	130.0
Depreciation, depletion and amortization	25.3	23.0	99.7	93.2
Change in value of contingent consideration	(1.9)	1.2	(7.3)	2.8
Gain on sale/disposal of property, plant and equipment, net	(0.5)	(0.9)	(0.6)	(0.1)
Operating income	19.3	18.0	76.3	65.2
Interest expense, net	11.1	11.3	45.9	46.1
Loss on extinguishment of debt	12.4	—	12.4	—
Other income, net	0.1	(1.7)	(1.5)	(9.5)
Income (loss) before income taxes	(4.3)	8.4	19.5	28.6
Income tax expense (benefit)	(1.0)	4.0	(5.0)	12.3
Net income (loss)	(3.3)	4.4	24.5	16.3
Amounts attributable to non-controlling interest	1.8	(0.5)	1.0	(1.4)
Net income (loss) attributable to U.S. Concrete	$(1.5)	$3.9	$25.5	$14.9

Earnings per share attributable to U.S. Concrete:
Basic earnings (loss) per share	$(0.09)	$0.24	$1.54	$0.91
Diluted earnings (loss) per share	$(0.09)	$0.23	$1.53	$0.91

Weighted average shares outstanding:
Basic	16.6	16.5	16.6	16.4
Diluted	16.6	16.6	16.6	16.4

Note: Certain computations within this press release may reflect rounding adjustments.

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$11.1	$40.6
Trade accounts receivable, net	212.5	233.1
Inventories	70.3	59.0
Other receivables, net	13.2	8.4
Prepaid expenses and other	11.1	7.9
Total current assets	318.2	349.0
Property, plant and equipment, net	788.2	673.5
Operating lease assets	76.1	69.8
Goodwill	238.2	239.5
Intangible assets, net	70.9	92.4
Other assets	14.7	9.1
Total assets	$1,506.3	$1,433.3
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$127.8	$136.4
Accrued liabilities	86.1	63.5
Current maturities of long-term debt	33.7	32.5
Current operating lease liabilities	14.3	12.9
Total current liabilities	261.9	245.3
Long-term debt, net of current maturities	668.7	654.8
Long-term operating lease liabilities	65.5	59.7
Other long-term obligations and deferred credits	51.9	49.1
Deferred income taxes	56.6	54.8
Total liabilities	1,104.6	1,063.7

Equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	363.8	348.9
Retained earnings	53.3	31.1
Treasury stock, at cost	(37.9)	(36.6)
Total shareholders' equity	379.2	343.4
Non-controlling interest	22.5	26.2
Total equity	401.7	369.6
Total liabilities and equity	$1,506.3	$1,433.3

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Twelve Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24.5	$16.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	99.7	93.2
Amortization of debt issuance costs	2.1	1.8
Change in value of contingent consideration	(7.3)	2.8
Loss on extinguishment of debt	12.4	—
Gain on sale of property, plant and equipment	(0.6)	(0.1)
Gains from eminent domain matter and property insurance claims	—	(6.0)
Deferred income taxes	5.5	12.2
Provision for doubtful accounts and customer disputes	3.0	3.2
Stock-based compensation	11.6	19.1
Other, net	0.1	(2.2)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable	15.1	(8.6)
Inventories	(3.6)	(7.8)
Prepaid expenses and other current assets	(7.6)	8.8
Other assets and liabilities	9.3	3.9
Accounts payable and accrued liabilities	17.1	2.2
Net cash provided by operating activities	181.3	138.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(24.4)	(42.7)
Payments for acquisition of businesses	(149.4)	—
Proceeds from sale of property, plant and equipment	1.7	2.9
Proceeds from eminent domain matter and property insurance claims	—	6.0
Net cash used in investing activities	(172.1)	(33.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolver borrowings	447.7	353.5
Repayments of revolver borrowings	(441.2)	(368.5)
Proceeds from issuance of senior unsecured notes	400.0	—
Repayment of senior unsecured notes	(400.0)	—
Premium paid on early retirement of debt	(12.7)	—
Payments of acquisition-related liabilities	(10.0)	(33.4)
Payments for finance leases, promissory notes and other	(27.0)	(32.8)
Debt issuance costs	(9.0)	—
Shares redeemed for employee income tax obligations	(1.3)	(3.2)
Proceeds from finance lease and other	14.8	0.2
Net cash used in financing activities	(38.7)	(84.2)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	(0.2)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(29.5)	20.6
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	40.6	20.0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$11.1	$40.6

NON-GAAP FINANCIAL MEASURES
(Unaudited)
Total Adjusted EBITDA and Total Adjusted EBITDA Margin
Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income taxes, depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, pension withdrawal liability, and realignment initiative costs. Acquisition-related costs include fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss).

($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Total Adjusted EBITDA Reconciliation
Net income (loss)	$(3.3)	$4.4	$24.5	$16.3
Add (subtract): Income tax expense (benefit)	(1.0)	4.0	(5.0)	12.3
Income (loss) before income taxes	(4.3)	8.4	19.5	28.6
Add: Depreciation, depletion and amortization	25.3	23.0	99.7	93.2
Add: Interest expense, net	11.1	11.3	45.9	46.1
Add: Loss on extinguishment of debt	12.4	—	12.4	—
Add: Non-cash stock compensation expense	2.8	2.7	11.6	19.1
Add: Purchase accounting adjustments for inventory	0.3	—	4.9	—
Add (subtract): Acquisition-related costs, net	1.2	(0.9)	2.8	0.1
Add: Realignment initiative costs	0.3	—	1.7	—
Add: Pension withdrawal liability	—	—	1.5	—
Add (subtract): Officer transition expenses	—	(0.5)	0.2	0.6
Add (subtract): Non-cash change in value of contingent consideration	(1.9)	1.2	(7.3)	2.8
Add: Loss on mixer truck fire	—	—	—	0.7
Add: Litigation settlement costs	—	0.3	—	0.3
Subtract: Eminent domain matter	—	—	—	(5.3)
Subtract: Hurricane-related loss recoveries, net	—	—	—	(2.1)
Total Adjusted EBITDA	$47.2	$45.5	$192.9	$184.1

Net income (loss) margin	(1.0)%	1.2%	1.8%	1.1%
Total Adjusted EBITDA Margin	14.1%	12.3%	14.1%	12.5%

Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted Gross Profit and Adjusted Gross Profit Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income, excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, change in value of contingent consideration, purchase accounting adjustments for inventory and gain on sale/disposal of property, plant and equipment, net. We define Adjusted Gross Profit Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Profit Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Profit Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Profit Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income.

($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted Gross Profit Reconciliation
Operating income	$19.3	$18.0	$76.3	$65.2
Add: Selling, general and administrative expenses	29.5	26.7	127.0	130.0
Add: Depreciation, depletion and amortization	25.3	23.0	99.7	93.2
Add: Purchase accounting adjustments for inventory	0.3	—	4.9	—
Add (subtract): Change in value of contingent consideration	(1.9)	1.2	(7.3)	2.8
Subtract: Gain on sale/disposal of property, plant and equipment, net	(0.5)	(0.9)	(0.6)	(0.1)
Adjusted Gross Profit	$72.0	$68.0	$300.0	$291.1

Operating income margin	5.8%	4.9%	5.6%	4.4%
Adjusted Gross Profit Margin	21.5%	18.4%	22.0%	19.7%

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue
Adjusted selling, general and administrative expenses (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense, acquisition-related costs, officer transition costs, pension withdrawal liability, realignment initiative cost and litigation settlement costs. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A.

($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted SG&A
Selling, general and administrative expenses	$29.5	$26.7	$127.0	$130.0
Subtract: Non-cash stock compensation expense	(2.8)	(2.7)	(11.6)	(19.1)
Subtract: Acquisition-related costs	(1.2)	(0.2)	(2.8)	(1.1)
Subtract: Realignment initiative costs	(0.3)	—	(1.7)	—
Subtract: Pension withdrawal liability	—	—	(1.5)	—
Add (subtract): Officer transition expenses	—	0.5	(0.2)	(0.6)
Subtract: Litigation settlement costs	—	(0.3)	—	(0.3)
Adjusted SG&A	$25.2	$24.0	$109.2	$108.9

SG&A as a percentage of revenue	8.8%	7.2%	9.3%	8.8%
Adjusted SG&A as a percentage of revenue	7.5%	6.5%	8.0%	7.4%

Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share
Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income Attributable to U.S. Concrete as net income (loss) attributable to U.S. Concrete, excluding the impact of income taxes, and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, and realignment initiative costs. We also adjust Adjusted Net Income Attributable to U.S. Concrete for a normalized effective income tax rate of 27%. We define Adjusted Net Income Attributable to U.S. Concrete per Diluted Share as Adjusted Net Income Attributable to U.S. Concrete on a diluted per share basis. Acquisition-related costs include fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions.
We have included Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.
The following tables reconcile (i) Adjusted Net Income Attributable to U.S. Concrete to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete and (ii) Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete per diluted share.

($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted Net Income Attributable to U.S. Concrete Reconciliation
Net income (loss) attributable to U.S. Concrete	$(1.5)	$3.9	$25.5	$14.9
Add (subtract): Income tax expense (benefit)	(1.0)	4.0	(5.0)	12.3
Adjusted income (loss) before income taxes	(2.5)	7.9	20.5	27.2
Add: Loss on extinguishment of debt	12.4	—	12.4	—
Add: Non-cash stock compensation expense	2.8	2.7	11.6	19.1
Add: Purchase accounting adjustments for inventory	0.3	—	4.9	—
Add (subtract): Acquisition-related costs, net	1.2	(0.9)	2.8	0.1
Add: Realignment initiative costs	0.3		1.7
Add: Pension withdrawal liability	—	—	1.5	—
Add (subtract): Officer transition expenses	—	(0.5)	0.2	0.6
Add (subtract): Non-cash change in value of contingent consideration	(1.9)	1.2	(7.3)	2.8
Add: Loss on mixer truck fire	—	—	—	0.7
Add: Litigation settlement costs	—	0.3	—	0.3
Subtract: Eminent domain matter	—	—	—	(5.3)
Subtract: Hurricane-related loss recoveries, net	—	—	—	(2.1)
Adjusted income before income taxes	12.6	10.7	48.3	43.4
Subtract: Normalized income tax expense(1)	3.4	2.9	13.0	11.7
Adjusted Net Income Attributable to U.S. Concrete	$9.2	$7.8	$35.3	$31.7

(1) Assumes a normalized effective tax rate of 27% in all periods.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted Net Income Attributable to U.S. Concrete per Diluted Share Reconciliation
Net income (loss) attributable to U.S. Concrete per share	$(0.09)	$0.23	$1.53	$0.91
Add (subtract): Impact of income tax expense (benefit)	(0.06)	0.24	(0.30)	0.75
Adjusted income (loss) before income taxes per share	(0.15)	0.47	1.23	1.66
Add: Impact of loss on extinguishment of debt	0.75	—	0.75	—
Add: Impact of non-cash stock compensation expense	0.16	0.16	0.71	1.16
Add: Impact of purchase accounting adjustments for inventory	0.02	—	0.30	—
Add (subtract): Impact of acquisition-related costs, net	0.07	(0.05)	0.17	0.01
Add: Impact of realignment initiative costs	0.02		0.10
Add: Impact of pension withdrawal liability	—	—	0.09	—
Add (subtract): Impact of officer transition expenses	—	(0.03)	0.01	0.04
Add (subtract): Impact of non-cash change in value of contingent consideration	(0.11)	0.07	(0.44)	0.17
Add: Impact of loss from mixer truck fire	—	—	—	0.04
Add: Impact of litigation settlement costs	—	0.02	—	0.02
Subtract: Impact of eminent domain matter	—	—	—	(0.32)
Subtract: Impact of hurricane-related loss recoveries, net	—	—	—	(0.13)
Adjusted income before income taxes per share	0.76	0.64	2.92	2.65
Subtract: Impact of normalized income tax expense (benefit)(1)	(0.21)	(0.17)	(0.79)	(0.72)
Adjusted Net Income Attributable to U.S. Concrete per Diluted Share	$0.55	$0.47	$2.13	$1.93

(1) Assumes a normalized effective tax rate of 27% in all periods.

Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment and purchase of environmental credits plus proceeds from the disposal of businesses and property, plant and equipment, eminent domain matter, and insurance proceeds from property loss claims. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities.

($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Adjusted Free Cash Flow Reconciliation
Net cash provided by operating activities	$35.9	$46.7	$181.3	$138.8
Subtract: Purchases of property, plant and equipment	(6.9)	(14.1)	(24.4)	(42.7)
Add: Proceeds from sale of property, plant and equipment	1.0	1.6	1.7	2.9
Add: Proceeds from eminent domain matter and property insurance claims	—	—	—	6.0
Adjusted Free Cash Flow	$30.0	$34.2	$158.6	$105.0

Net Debt
Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and finance lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and finance lease obligations.

($ in millions)	As of	As of
	December 31, 2020	December 31, 2019
Net Debt Reconciliation
Total debt, including current maturities and finance lease obligations	$702.4	$687.3
Subtract: cash and cash equivalents	11.1	40.6
Net Debt	$691.3	$646.7

Net Debt to Total Adjusted EBITDA
Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We define Total Adjusted EBITDA as our net income, excluding the impact of income taxes, depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, pension withdrawal liability, and realignment initiative costs. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") net income attributable to U.S. Concrete. For an explanation and reconciliation of Total Adjusted EBITDA, see page 10 of this release.

($ in millions)	Twelve Month Period
January 1, 2020 to
December 31, 2020
Total Adjusted EBITDA	$192.9

Net Debt	$691.3

Total debt to LTM net income	28.7x
Net Debt to Total Adjusted EBITDA as of December 31, 2020	3.6x
Source: USCR-E

Contact:    U.S. Concrete, Inc. Investor Relations
844-828-4774
        IR@us-concrete.com